Exhibit 10.22

THIRD AMENDMENT TO
CONTRACT OF SALE

This Third Amendment to Contract of Sale (this “Amendment”) is entered into as of this 22nd day of December, 2011, between 15250 Sonoma Drive Fee Owner, LLC, a Delaware limited liability company (“Seller”), and Churchill Forge, Inc., a Massachusetts corporation (“Buyer”).

RECITALS

A.            Seller and Buyer entered into that certain Contract of Sale dated effective as of November 21, 2011, as amended by that certain Amendment to Contract of Sale dated November 30, 2011 between Seller and Buyer (as amended, the “Agreement”).

B.            On December 7, 2011, Buyer terminated the Agreement pursuant to Section 5(a) of the Agreement.

C.            Seller and Buyer entered into that certain Reinstatement and Second Amendment to Contract for Sale dated December 9, 2011.

D.            Seller and Buyer now desire to amend the Agreement as more particularly set forth below.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.             Defined Terms. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.             Lakes.

a.             The legal description of the Land to be conveyed to Buyer, as set forth on Exhibit A to the Agreement (the “Existing Legal Description”), includes Tracts A, B and C of Health Park Florida East (collectively referred to as, the “Lakes”), according to the Plat thereof as recorded in Plat Book 68, pages 17 through 22, inclusive, of the public records of Lee County, Florida (the “Plat”).  Seller and Buyer acknowledge and agree that Seller does not own the Lakes and that the Lakes are instead owned by HealthPark Florida East Property Owners Association, Inc. (the “Homeowners Association”), the homeowners association established to maintain and oversee the Healthpark Florida East development, by virtue of the dedication of the Lakes to the Homeowners Association on the Plat. The Existing Legal Description is being revised by the surveyor to exclude the lakes (the “Revised Legal Description”). Upon receipt from the surveyor, the Revised Legal Description will be attached to this Amendment as Exhibit A, and will be the legal description attached to the Special Warranty Deed and other closing documents to be delivered at closing, as contemplated under the Agreement. The cost of having the Revised Legal Description prepared by the surveyor will be split equally among Seller and Buyer.

b.             Seller will also deliver at closing a Quit Claim deed conveying any interest Seller has to the Lakes to the Homeowners Association.

3.             Counterparts.  This Amendment may be executed in any number of counterparts, all of which taken together will constitute one and the same Amendment, and the signature page of any counterpart may be removed therefrom and attached to any other counterpart.  For the purposes of this Amendment, an executed counterpart copy of this Amendment delivered via facsimile or e-mail shall be deemed an original for all purposes.

4.             Entire Agreement. This Amendment contains the entire agreement between the parties hereto with respect to the subject matter of this Amendment, and supersedes all prior understandings, agreements and representations, if any, with respect to such subject matter.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first written above.

SELLER:

15250 SONOMA DRIVE FEE OWNER, LLC,
a Delaware limited liability company

By:	15250 Sonoma Drive, LLC, a Delaware limited liability company, its Sole Member

By:	Behringer Harvard Palms of Monterrey, LLC, a Delaware limited liability company, its Managing Member

	By:	/s/ James D. Fant
Name:
Title:

PURCHASER:

CHURCHILL FORGE, INC.,
a Massachusetts corporation

By:	/s/ David M. Frieze
Name:
Title:

EXHIBIT A

Legal Description

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